UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     May 28, 2010
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                               J.W. Mays, Inc.
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            (Exact name of registrant as specified in its charter)


         New York                   1-3647               11-1059070
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(State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)            File Number)         Identification No.)


       9 Bond Street, Brooklyn, New York                   11201-5805
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    (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (718) 624-7400
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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                               This report contains _3_pages.
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Section 8 - Other Events

Item 8.01 Other Events.

The lawsuit that was brought by J.W. Mays, Inc. (the "Company") against its prior landlords concerning the Company's tenancy in a portion of the Jowein building at 490 Fulton Street, Brooklyn, New York ("490 Fulton") has been dismissed pursuant to a stipulation of discontinuance filed on June 1, 2010. The dismissal of the lawsuit is with prejudice and includes all claims and counterclaims relating to the Company's tenancy and the lawsuit.

In connection with the settlement, the Company has paid to the landlords' successor ("490 Owner") $1,000,000. In return, 490 Owner has provided to the Company general releases of past, present and future claims relating to the lease of 490 Fulton from former landlords Snyder Fulton Street, LLC, Fulton Interest, LLC and by 490 Owner.

The Company has transferred to 490 Owner title to 484 Fulton Street, Brooklyn, New York subject to the existing tenancy (with an appraised value of $4,490,000) and 490 Owner has caused title to 14 Hanover Place, Brooklyn, New York to be transferred to the Company (with an appraised value of $900,000). The appraised values of the two buildings were based upon a review of "comparables" (other properties which are believed by the appraisers to be similar to the properties subject to the appraisals). The appraised values of the two properties were not derived from a negotiation between the parties as to the actual purchase and sale prices for such properties since no such negotiation took place. Nor were such appraised values derived using other valuation methods, such as the net present value from cash flows.
Accordingly, these appraised values are merely estimated values of the properties.

The Company has entered into a 49-year lease with a designee of 490 Owner for approximately 20,000 square feet in the basement, first and second floors of 25 Elm Place, Brooklyn, New York at an annual rental of $100,000, with 10% rent escalations every five years.

The Company has surrendered to 490 Owner possession of 490 Fulton as of May 1, 2010 in "as is" condition and the Company will have no obligation to correct, cure or take any action relating to repairing such premises other than the cure of certain existing violations. The Company retains rights to access and maintain certain offices, equipment and systems in the alleyway between 490 Fulton and 25 Elm Place.

490 Owner will indemnify and hold the Company harmless from all claims by its affiliates and the landlord concerning the Company's obligations under its lease at 14 Hanover Place.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  J.W. MAYS, INC.
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                                                   (Registrant)

Dated:  June 2, 2010                            By:  Mark Greenblatt
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                                                Mark Greenblatt
                                                Vice President
                                                Principal Financial Officer